UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2026

Date of report (Date of earliest event reported)

INVECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25553	41-4348617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1603 Capitol Ave

Suite 413 PMB 1777

Cheyenne, WY 82001

(Address of Principal Executive Offices) (Zip Code)

(302) 553-5205

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IVHI	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 17, 2026, the registrant’s majority shareholder, Alexander M. Woods-Leo, entered into a Stock Purchase Agreement (the “Agreement”) with Stephen Ken Adair (the “Buyer”). As per the terms of the Agreement, Mr. Woods-Leo agreed to sell his control block of stock, 88,000,000 shares of Common Stock and 300,000 shares of Series A Preferred Stock, for the purchase price of $290,000. The Agreement was fully executed on July 17, 2026. As a condition of the closing, the Company’s Paragon Assets were spun out to Mr. Woods-Leo, as described in Item 2.01 below. (See Exhibit 10.2)

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

In connection with the change of control, and effective simultaneously with the closing, the Company divested and spun out its Paragon Assets — the software-as-a-service real estate rental property management marketplace platform operated at www.paragonrentals.ai, including the domain name, logo, source code, code base, front end, back end, and administrative panel — to Paragon Rentals, Inc., an entity controlled by Alexander M. Woods-Leo.

The Company acquired the Paragon Assets on March 3, 2026 for a convertible promissory note, which was settled in full and converted into 5,000,000 shares of Common Stock pursuant to a Settlement Agreement dated June 1, 2026, such that no acquisition indebtedness relating to the Paragon Assets remained outstanding. The divestiture was authorized by the Company’s board of directors, made for nominal consideration, and designated as an excluded asset in connection with the change of control. The divestiture may affect the Company’s status as a shell company as defined in Rule 12b-2 under the Exchange Act. (See Exhibits 10.3 and 10.4)

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On August 3, 2026, a change in control of the Company occurred by virtue of the sale by the Company’s majority shareholder, Alexander M. Woods-Leo, of 88,000,000 shares of Common Stock and 300,000 shares of Series A Preferred Stock to Stephen Ken Adair. Such shares represent approximately 75.9% of the Company’s issued and outstanding Common Stock and 100% of the Company’s issued and outstanding Series A Preferred Stock. The Series A Preferred Stock, as a class, is entitled to a number of votes equal to eighty percent (80%) of the total voting power of the Company on all matters submitted to shareholders, and accordingly conferred voting control of the Company upon the Buyer. In connection with the sale, the Company’s existing officer and director resigned and a new officer and director was appointed, as described in Item 5.02 below. The change in the majority of the board of directors is the subject of an Information Statement on Schedule 14f-1 filed with the Commission and mailed to shareholders. (See Item 5.02 and Exhibit 10.1)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective August 3, 2026, the Company accepted the resignation of Alexander M. Woods-Leo from all of his positions with the Company, including President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director. Mr. Woods-Leo’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Simultaneously, the following individual was elected:

Stephen Ken Adair as its President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director.

Mr. Adair, age 49, has served as the Founder and Owner of Executive Class Travel, a Fort Worth, Texas-based travel company specializing in first-class air travel, luxury vacations, and corporate travel, since 2001. From 2004 to 2010, he served as Owner and Operator of Cruise Depot in Fort Worth, Texas. From 1996 to 2001, he served as International Manager for Terminal A at American Airlines at the Dallas/Fort Worth Airport, where he managed a team of approximately 85 employees. From 1991 to 1996, he was the Owner and Operator of Ticket Warehouse, a ticket brokerage business in Fort Worth, Texas. Mr. Adair completed coursework at Texas Christian University and Tarrant County College in Fort Worth, Texas.

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There are no family relationships between Mr. Adair and any director or executive officer of the Company. Other than the Agreement and the transactions described in this Current Report, there are no transactions involving Mr. Adair that would require disclosure under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Adair and any other person pursuant to which he was appointed. [Describe any compensatory plan, contract, or arrangement with Mr. Adair, or state that there are none.]

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Exhibits.

Exhibit No.	Description
10.1	Unanimous Written Consent of the Board of Directors (resignation and appointment of officers and directors) dated August 3, 2026
10.2	Stock Purchase Agreement between Alexander M. Woods-Leo and Stephen Ken Adair dated July 17, 2026
10.3	Action by Written Consent of the Sole Director authorizing the divestiture of the Paragon Assets, dated August 3, 2026
10.4	Asset Assignment Agreement (Paragon Assets) dated August 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The Settlement Agreement between the Company and Andrew Chase Cochran dated June 1, 2026 is incorporated by reference to the Company’s Form 8-K/A filed June 4, 2026.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026

INVECH HOLDINGS, INC.

By:	/s/ Alexander M. Woods-Leo
Name:	Alexander M. Woods-Leo
Title:	Chief Executive Officer

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